EXHIBIT 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the following Registration Statements Under the Securities Act of 1933 as filed by AdZone Research, Inc.:

Form S-8 dated January 28, 2002 SEC File No.: 333-81498 Form S-8 dated February 21, 2002 SEC File No.: 333-83130 Form S-8/A dated March 26, 2003 SEC File No.:
333-98289

of our independent auditor's report dated June 23, 2004 (except for Note R as to which the date is June 25, 2004) on the financial statements of AdZone Research, Inc. as of March 31, 2004 and 2003 and for each of the two years ended March 31, 2004 and 2003 and for the period from February 28, 2000 (date of inception) through March 31, 2004, respectively, which report appears in the 2004 Annual Report on Form 10-KSB/A of AdZone Research, Inc.


                                                       /s/ S. W. Hatfield, CPA
                                                       -------------------------
                                                       S. W. HATFIELD, CPA
Dallas, Texas
October 15, 2004